Exhibit 10.1
NOTEHOLDER FORBEARANCE AGREEMENT
NOTEHOLDER FORBEARANCE AGREEMENT (this “Agreement”), dated as of August 14, 2009, among (i) National Consumer Cooperative Bank (d/b/a NCB), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended 12 U.S.C. §§3001-3051 (the “Company”), (ii) NCB Financial Corporation, as Guarantor (the “Guarantor”) and (iii) the undersigned holders (the “Noteholders”) of the Notes (as defined below).
RECITALS:
A. Pursuant to that certain Note Purchase and Uncommitted Master Shelf Agreement, dated as of December 28, 2001, among the Company and each of the Purchasers identified therein, as amended by that certain First Amendment, dated as of December 9, 2003, that certain Second Amendment, dated as of December 28, 2004, that certain Third Amendment, dated as of December 28, 2006, that certain Fourth Amendment, dated as of December 31, 2007, that certain Fifth Amendment, dated as of February 25, 2008 and that certain Sixth Amendment and Limited Waiver (the “Sixth Amendment”), dated as of March 31, 2009 (as so amended and in effect on the date hereof, the “Note Agreement”), the Company issued (i) $55,000,000 in original principal amount of its 8.50% Senior Notes, due December 28, 2009 (as amended, restated, supplemented, replaced or otherwise modified hereby or from time to time, collectively, the “2009 Notes”) and (ii) $50,000,000 in original principal amount of its 8.50% Senior Notes, due December 15, 2010 (as amended, restated, supplemented, replaced or otherwise modified hereby or from time to time, collectively, the “2010 Notes” and, together with the 2009 Notes, the “Notes”). The Noteholders hold 100% of the principal amount of the Notes.
B. The Company entered into that certain Credit Agreement, dated as of May 1, 2006 (as previously amended and in effect on the date hereof, the “Credit Agreement”),by and among the Company, SunTrust Bank, as administrative agent (in such capacity, the “Bank Agent”), and the lenders party thereto (collectively, the “Lenders”).
C. In connection with the Sixth Amendment and the corresponding amendment to the Credit Agreement, (i) the Company, the Guarantor, SunTrust Bank, as collateral agent (in such capacity, the “Collateral Agent”), the Lenders, the Bank Agent and the Noteholders entered into that certain Intercreditor and Collateral Agency Agreement, dated as of April 30, 2009 (as amended, the “Intercreditor Agreement”) and (ii) the Guarantor entered into that certain Guaranty Agreement (the “Guaranty Agreement”), dated as of April 30, 2009, in favor of the Collateral Agent, for the benefit of the Lenders and the Noteholders, to guaranty the Notes and the obligations of the Company under the Credit Agreement.

D. The Company has informed the Noteholders that (i) it is in breach of (a) Section 6Q of the Note Agreement (Asset Quality) beginning May 31, 2009, (b) Section 6H of the Note Agreement (Consolidated Earnings Available for Fixed Charges) beginning June 30, 2009 and (c) Section 6R of the Note Agreement (Return on Average Assets) beginning June 30, 2009 and as a result thereof Events of Default under Section 7A(iii) occurred and are continuing on the date hereof, (ii) it is in breach of (a) Section 5Q (Minimum Liquidity Amount) beginning June 15, 2009 and (b) Sections 5H(vii) and (viii) (Notice of Event of Default and Notice of Claimed Default), in each case in respect of the Events of Default specified in this paragraph, and as a result thereof Events of Default under Section 7A(iv) occurred and are continuing on the date hereof, and (iii) as a result of the Corresponding Defaults (as defined below) an Event of Default under Section 7A(vi) of the Note Agreement has occurred and is continuing on the date hereof (collectively, the “Specified Defaults”).
E. The Company has requested that the Noteholders temporarily forbear from exercising any rights or remedies that the Noteholders may have under, or in respect of, the Notes and the Note Agreement with respect to the Specified Defaults upon the terms and conditions set forth in this Agreement.
F. The Company has requested that the Bank Agent and the Lenders temporarily forbear from exercising any rights or remedies that the Bank Agent and the Lenders may have under, or in respect of, the Credit Agreement with respect to any defaults or events of default that have arisen, or may arise, as a result of the Company’s breach of (i) section 6.9(e) of the Credit Agreement (Asset Quality) beginning May 31, 2009, (ii) sections 6.9(b), (c) and (g) of the Credit Agreement (Fixed Charge Coverage Ratio, Consolidated Debt to Consolidated Adjusted Net Worth and Return on Average Assets, respectively), in each case beginning June 30, 2009, (iii) section 6.7(a) (Notice) in respect of the breaches specified in this paragraph and (iv) section 8.5 of the Credit Agreement (collectively, the “Corresponding Defaults”), and the Bank Agent and the Lenders have agreed to do so as is more particularly set forth in the Forbearance Agreement among the Bank Agent, the Lenders and the Company, dated as of August 14, 2009, in substantially the form attached hereto as Exhibit A (the “Bank Forbearance Agreement”).
G. Subject to the terms and conditions hereinafter set forth, the Noteholders have agreed to the Company’s request to temporarily suspend action in respect of the Specified Defaults.
AGREEMENT:
NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. DEFINED TERMS.
1.1 Defined Terms. As used herein, the following terms shall have the meanings set forth below. The terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Note Agreement or the Notes, as applicable.
“Applicable Rate” — means 13.50% per annum, provided that during any Investment Rated Period the Applicable Rate shall be 11.50% per annum.
“Forbearance Period” — means the period from and after the Effective Date until the Forbearance Termination Date.

“Forbearance Termination Date” — means the earlier to occur of (a) 5:00 p.m. (New York time) on November 16, 2009, (b) the date of the first occurrence of any Forbearance Termination Event, and (c) the execution and delivery of an amendment and waiver agreement by and among the Company and the Noteholders, on terms and conditions satisfactory to the Noteholders, which agreement includes a permanent waiver of the Specified Defaults and any other existing Events of Default.
“Forbearance Termination Event” — means the occurrence of any of the following:
(a) the failure by the Company or its Subsidiaries, as applicable, to comply with any of the terms and provisions set forth in this Agreement or, to the extent not superseded by this Agreement, the Note Agreement;
(b) the failure of any representation or warranty in Section 3 to be true and correct, in all material respects;
(c) any Event of Default (other than a Specified Default) shall exist or occur;
(d) (i) the termination of the Credit Agreement; (ii) the failure by a Lender to renew a letter of credit in accordance with the terms of the Credit Agreement; (iii) the termination or reduction after the date hereof of any of the credit commitments under the Credit Agreement other than reductions resulting from a mandatory prepayment required pursuant to Section 4.4 herein or similar provision of the Bank Forbearance Agreement or as contemplated by the Credit Agreement; (iv) the termination of the Bank Forbearance Agreement or the forbearance represented thereby; or (v) any remedies or enforcement action taken in respect of the Credit Agreement, the Bank Forbearance Agreement or otherwise; and
(e) any payment of principal by the Company or any of its Subsidiaries in respect of any Debt that is expressly subordinated in any manner to the Notes.
“Noteholders’ Financial Advisor” — means Alvarez & Marsal North America, LLC or such other financial advisor that the Required Holders shall designate from time to time.
“Noteholders’ Professionals” — is defined in Section 4.1 hereof.
“Retainer Letters” — means collectively, (a) the retainer letter dated August 4, 2009, signed by Special Counsel and countersigned by the Company, (b) the retainer letter dated August 7, 2009, signed by the Noteholders’ Financial Advisor and countersigned by the Company and Special Counsel and (c) such other retainer letters as may hereinafter be signed by one of the Noteholders’ Professionals and countersigned by the Company in respect of fees and expenses payable by the Company in accordance with the Note Agreement, the Notes and this Agreement.
“Special Counsel” — means Bingham McCutchen LLP or such other law firm as the Required Holders may designate from time to time.

1.2 Rules of Construction. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect on the Effective Date. All references herein to “this Agreement” or to any other agreement or document shall, unless stated otherwise, be deemed to refer to this Agreement or such other agreement or document as the same may be amended, restated or otherwise modified from time to time. Notwithstanding the foregoing, all provisions of the Credit Agreement and the Bank Forbearance Agreement that are incorporated herein by reference or referred to herein in order to establish obligations of the Company shall constitute reference to such provisions as in effect on the date hereof, without regard to any amendments, modifications or waivers in respect thereof that the parties to the Credit Agreement or the Bank Forbearance Agreement may agree to that are prohibited hereunder, unless the Required Holders also agree to such amendments, modifications or waivers. All references herein to sections or clauses of any other agreement or document shall, unless the context otherwise requires, be deemed to refer to such sections as they may be renumbered from time to time in connection with any amendment of the type referred to in the immediately preceding sentence of this Section. All references herein to any person shall be deemed to refer to such person and its lawful successors and assigns.
SECTION 2. FORBEARANCE.
2.1 Forbearance Period. During the Forbearance Period, the Noteholders shall not exercise or enforce any remedy against the Company or the Guarantor arising solely out of, or resulting solely from, the Specified Defaults. Upon the termination or expiration of the Forbearance Period, the Noteholders shall be entitled to exercise all of their rights and remedies, including, without limitation, those arising under this Agreement and each Transaction Document, or at law or equity. Nothing herein constitutes a waiver of the Specified Defaults or a waiver of any requirement that the Company or the Guarantor pay the amounts owing in respect of the Notes and the Note Agreement except as expressly set forth herein, and the Company acknowledges that no Noteholder has committed to waive the Specified Defaults, any other Defaults or Events of Default, or any payments required under the Notes or the Note Agreement, nor shall any Noteholder be obligated to forbear from exercising any remedies with respect to the Specified Defaults following the expiration or termination of the Forbearance Period. In addition, notwithstanding any provision of this Agreement, none of the Noteholders is restricted from asserting any action or position in any insolvency proceeding involving the Company or the Guarantor, specifically including, without otherwise limiting, any pending or future proceeding under Title 11 of the United States Code. Each of the parties hereto acknowledges and agrees that (x) from and after the termination of the Forbearance Period, the Notes shall accrue interest at the Applicable Rate, and (y) on and after the Forbearance Termination Date the Specified Defaults are, and shall continue to remain, outstanding under the Note Agreement unless otherwise expressly waived in writing by the Required Holders. The Noteholders reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under this Agreement and each Transaction Document as a result of the Specified Defaults on and after the Forbearance Termination Date, provided that the Noteholders hereby agree to waive any right to apply a default rate of interest in addition to the Applicable Rate provided herein.

2.2 Maturity Date of the 2009 Notes. Notwithstanding any notices provided by the Noteholders to the Company in connection with Section 4A of the Note Agreement (which notices, for the avoidance of doubt, shall be considered rescinded on the Effective Date), the outstanding principal amount of all of the 2009 Notes shall be automatically due and payable in full on the Forbearance Termination Date, together with interest thereon, provided that if the Forbearance Termination Date occurs solely by virtue of a Forbearance Termination Event other than a Forbearance Termination Event arising from the failure of the Company to make any payment of principal, interest or fees in respect of the Notes when due, then the outstanding principal amount of all of the 2009 Notes shall be due and payable on the date that is three (3) Business Days following the Forbearance Termination Date, without any further action or notice by any Person, and provided further that the foregoing shall not affect the right of the Noteholders to exercise any of their rights and remedies in respect of such Forbearance Termination Event (including, without limitation, their right to accelerate any or all of the Notes).
2.3 Limited Effect of Forbearance. Notwithstanding the forbearance set forth in Section 2.1, in interpreting any covenants or other provisions in this Agreement and any Transaction Document that provide greater restrictions or limitations on, or impose additional requirements on, the Company and/or its Subsidiaries after the occurrence of an Event of Default, as opposed to when no Event of Default exists, the Specified Defaults shall be deemed to exist and continue in effect for the limited purpose of causing such greater restrictions and limitations and such additional requirements to be in effect throughout the Forbearance Period. Notwithstanding anything else herein to the contrary, during the Forbearance Period, the Company shall not be required to comply with the terms of the financial covenants set forth in Sections 5D, 5Q, 6H, 6Q and 6R of the Note Agreement.
SECTION 3. WARRANTIES AND REPRESENTATIONS.
To induce the Noteholders to enter into this Agreement, the Company hereby warrants and represents to the Noteholders, as of the Effective Date:
3.1 Organization, Existence and Authority.
(a) The Company is a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended 12 U.S.C. §§3001-3051. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
(b) The Guarantor is a Delaware chartered savings and loan holding company duly organized, validly existing and in good standing under the laws of Delaware. The Guarantor has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
(c) Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Schedule 3.1 hereto sets forth complete and correct lists of the Subsidiaries of the Company, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the owners (and percentage of ownership) of each class of its capital stock outstanding.

3.2 Authorization, Execution and Enforceability. The execution and delivery by each of the Company and the Guarantor of this Agreement and the Bank Forbearance Agreement and the performance by each of the Company and the Guarantor of its respective obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and the Guarantor, respectively. Each of this Agreement and the Bank Forbearance Agreement has been duly executed and delivered by each of the Company and the Guarantor. Each of this Agreement and the Bank Forbearance Agreement constitutes a valid and binding obligation of each of the Company and the Guarantor, enforceable in accordance with its terms, except that the enforceability thereof may be:
(a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors’ rights generally; and
(b) subject to the availability of equitable remedies.
3.3 No Conflicts or Defaults. Neither the execution and delivery by each of the Company and the Guarantor of this Agreement or the Bank Forbearance Agreement, nor the performance by each of the Company and the Guarantor of its respective obligations hereunder or thereunder, conflicts with, results in any breach in any of the provisions of, constitutes a default under, violates or results in the creation of any Lien upon any property of the Company, its Subsidiaries or the Guarantor under the provisions of:
(a) any charter document or bylaws of the Company, its Subsidiaries or the Guarantor;
(b) any material agreement, instrument or conveyance to which the Company, its Subsidiaries or the Guarantor may be bound or affected; or
(c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company, its Subsidiaries or the Guarantor, or any of their respective properties, may be bound or affected.
3.4 Governmental Consent. Neither the execution and delivery of this Agreement or the Bank Forbearance Agreement, nor the performance by each of the Company and the Guarantor of its respective obligations hereunder or thereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or the Guarantor as a condition thereto under the circumstances and conditions contemplated by this Agreement or the Bank Forbearance Agreement.
3.5 No Defaults or Events of Default. After giving effect to the transactions contemplated by this Agreement and the Bank Forbearance Agreement, no Default or Event of Default (other than the Specified Defaults) will exist under the Note Agreement, this Agreement, the Credit Agreement (other than the Corresponding Defaults as to which Lender action has been suspended pursuant to the Bank Forbearance Agreement) or any other credit agreement to which the Company, its Subsidiaries or the Guarantor is a party. Immediately prior to giving effect to the transactions contemplated by this Agreement, (i) those Defaults or Events of Default identified as “Specified Defaults” or “Corresponding Defaults” constituted the only Defaults or Events of Default that existed or may have existed at such time and (ii) no defaults or events of defaults (other than the Corresponding Defaults) existed with respect to the Credit Agreement or any other credit agreement to which the Company, its Subsidiaries or the Guarantor is an obligor.

3.6 Disclosure. Except for (a) the Specified Defaults, (b) the Corresponding Defaults and (c) the transactions contemplated by this Agreement, there is no fact known to the Company or the Guarantor, as of the date hereof, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed to the Noteholders.
3.7 True and Correct Copies. The Company has delivered to the Noteholders or Special Counsel true and correct copies of the Credit Agreement and the amendments thereto (including the Bank Forbearance Agreement) and each other credit agreement to which the Company, its Subsidiaries or the Guarantor is a party, as each is in effect on the Effective Date.
3.8 No Undisclosed Consideration. Except as expressly set forth herein or in the Bank Forbearance Agreement, none of the Company, its Subsidiaries, the Guarantor and any of their respective subsidiaries or affiliates has paid or will pay, directly or indirectly, any fee, charge, increased interest or other consideration to, or given any additional security or collateral to, or shortened the maturity or average life of any Debt or permanently reduced any borrowing capacity in favor of or for the benefit of, any creditor of the Company, its Subsidiaries, the Guarantor or any of their respective subsidiaries or affiliates as a condition to, or otherwise in connection with, the execution or delivery of this Agreement or the Bank Forbearance Agreement.
3.9 Letters of Credit. The Company warrants and represents that, other than as set forth on Schedule 3.9 hereto, none of the currently outstanding letters of credit issued by the Lenders are scheduled to, or are currently anticipated by the Company to, expire, terminate or otherwise be released or no longer be required to be outstanding by the beneficiary thereof, prior to 5:00 p.m. (New York time) on November 16, 2009.
3.10 Existing Debt and Liens. Schedule 3.10(a) hereto sets forth a complete and correct list of all outstanding Debt of the Company, its Subsidiaries and the Guarantor, in each case as obligors, as of July 31, 2009 (including with respect thereto, identification of the obligor(s) and the payee or creditor with respect to such Debt, whether such Debt is secured, guaranteed or subordinated to any other Debt of the Company, its Subsidiaries and the Guarantor and the dates and amounts of mandatory repayments of such Debt (whether by amortization payment or at maturity)), since which date there has been no material change in the amounts, interest rates, sinking funds, installment payment or maturities of the Debt of the Company, its Subsidiaries and the Guarantor, except as set forth on such Schedule 3.10(a). Schedule 3.10(b) hereto sets forth a complete and correct list of all Liens on property of the Company, its Subsidiaries and the Guarantor as of July 31, 2009 that secure Debt of any Person, and identifying in each case the obligor(s) with respect to such Debt, the property subject to such Liens and the payee or creditor with respect to such Debt, since which date there has been no material change in the information set forth therein, except as set forth on such Schedule 3.10(b).

3.11 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company and the Guarantor after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company, its Subsidiaries or the Guarantor or against any of their respective properties or revenues that (a) purport to affect or pertain hereto, or to this Agreement, any Transaction Document, the Credit Agreement or the Bank Forbearance Agreement, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
SECTION 4. COMPANY COVENANTS AND AGREEMENTS.
From and after the Effective Date, and irrespective of the occurrence of a Forbearance Termination Event and in addition to any covenant in the Note Agreement or any other Transaction Document, each of the Company and the Guarantor, as applicable, shall comply with and be bound by the following covenants and agreements:
4.1 Fees and Expenses of Noteholders and Noteholders’ Professionals; Cooperation with Noteholders’ Financial Advisor.
(a) The Company shall make all payments required to be made by it pursuant to and in the manner set forth in, each of the Retainer Letters; provided that, not later than the Effective Date, the Company shall have paid (i) to Special Counsel by wire transfer of immediately available funds an amount equal to the amount of any outstanding invoices (including any invoice delivered at least three Business Days prior to the Effective Date) plus $200,000 in respect of Special Counsel’s retainer as provided in Special Counsel’s Retainer Letter and (ii) to the Noteholders’ Financial Advisor by wire transfer of immediately available funds an amount equal to $200,000 in respect of the retainer amount set forth in the Noteholders’ Financial Advisor’s Retainer Letter.
(b) The Company also agrees to the hiring and the continuing employment by the Noteholders of their Special Counsel, and by their Special Counsel of the Noteholders’ Financial Advisor, as well as, if necessary, one local counsel for each relevant jurisdiction (all such Persons, together with Special Counsel and the Noteholders’ Financial Advisor, the “Noteholders’ Professionals”). The Noteholders’ Professionals shall be selected by the Noteholders in their sole discretion. The Company shall provide the Noteholders’ Professionals continuing access during normal business hours to the Company’s books and records and the opportunity to discuss the Company’s financial condition, performance, financial statements and other matters pertinent to the Noteholders’ investment in the Company with its officers, directors, independent accountants and any financial or other advisor or consultant to the Company (and this Section hereby constitutes permission and direction to such Persons to discuss and disclose such information; it being understood that the Company and/or its financial advisor shall be present for any discussions with the independent accountants of the Company). The Company will cooperate with the Noteholders’ Financial Advisor and will respond within a reasonable timeframe to all reasonable requests by the Noteholders’ Financial Advisor for information, documents and analyses relating to the Company and its Subsidiaries. Except as otherwise agreed in writing, the Noteholders’ Financial Advisor shall not have any duty to share its work product with, or accept instructions from, the Company or any other Person.

4.2 Yield-Maintenance Amount. The Company acknowledges and agrees that the Yield-Maintenance Amount in respect of each of the Notes shall accrue as of the Effective Date in the aggregate amount of $6,841,615 which shall be further apportioned ratably between the 2009 Notes and 2010 Notes such that the Yield-Maintenance Amount in respect of the 2009 Notes shall be $1,703,721 and the Yield-Maintenance Amount in respect of the 2010 Notes shall be $5,137,894. Such amounts shall be added to and capitalized into the outstanding principal amount of the Notes and shall be treated as outstanding principal for all purposes under the Note Agreement, the Notes and this Agreement. For the avoidance of doubt, after the Effective Date and after giving effect to the provisions of this Section, no further Yield-Maintenance Amounts or Modified Yield-Maintenance Amounts shall be payable in respect of the Notes.
4.3 Monthly Interest. Beginning with the first Business Day of the month following the Effective Date, and on the first business day of each succeeding month thereafter, notwithstanding anything in the Notes or the Note Agreement to the contrary, the Company shall pay interest in respect of the outstanding principal balance of the Notes monthly in arrears at the Applicable Rate and on the basis of a 360 day year of twelve 30 day months.
4.4 Mandatory Prepayments.
(a) Notwithstanding anything provided for in Section 4D of the Note Agreement, for purposes of such Section and during the Forbearance Period, Specified Events Proceeds shall (i) include (A) the Net Cash Sale Proceeds of an Asset Securitization in respect of assets of the Company and the Guarantor, (B) the Net Cash Sale Proceeds of all Asset Sales of the Company and the Guarantor (including sales of loans (other than to the Thrift) and sales of obsolete or worn out equipment or other assets not necessary for operations) in excess of an aggregate amount not to exceed $500,000), (C) the Net Cash Debt Issuance Proceeds in respect of the sale or issuance of Debt by the Company or the Guarantor (other than Net Cash Debt Issuance Proceeds that are subject to mandatory repayment pursuant to any requirements governing the Class A Notes), and (D) the Net Cash Equity Issuance Proceeds in respect of the sale or issuance by the Company or the Guarantor of any Capital Stock (other than Net Cash Equity Issuance Proceeds (x) that are subject to mandatory repayment pursuant to any requirements governing the Class A Notes or (y) that the Guarantor receives pursuant to its participation in the Capital Purchase Program) and (ii) be distributed ratably to the 2009 Noteholders, the 2010 Noteholders and the Lenders in accordance with the terms of sections 3(b) and 7(a) of the Intercreditor Agreement.
(b) The Company shall make no optional prepayments to the Lenders unless the Company concurrently makes a ratable payment to all of the Noteholders in accordance with the terms of sections 3(b) and 7(a) of the Intercreditor Agreement.

4.5 Letters of Credit. [Reserved]
4.6 Financial Covenants. As a material inducement to the execution by the Noteholders of this Agreement, the Company hereby agrees that it shall comply with each of the following covenants:
(a) At all times during the Forbearance Period, unless consented to by the Required Holders, the Company shall not permit the aggregate amount of cash and Cash Equivalents (valued at the fair market value thereof) held by the Company to be less than $60,000,000;
(b) At all times during the Forbearance Period, the Company shall not permit the ratio of Nonperforming Assets of the Company and its Subsidiaries to Total Loans (excluding letters of credit) to exceed 0.075:1.0; and
(c) During the Forbearance Period, the Company (i) shall not make any voluntary capital contribution to the Thrift (whether directly or through NCBFC) without the prior written consent of the Required Holders and (ii) shall, notwithstanding the limitation in section 7.9(xiii) of the Credit Agreement and Section 5M of the Note Agreement, be permitted to make a capital contribution expressly requested by the Office of Thrift Supervision or other Government Authority to the Thrift (whether directly or through NCBFC) in an aggregate amount of up to $10,000,000 without the prior written consent of Required Holders; provided that the Company remains in compliance with Section 4.6(a) above.
4.7 Restricted Payments. The Company shall not, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment except for Patronage Dividends and other dividends, in each case payable by the Company solely in common stock of the Company.
4.8 Investments. The Company and the Guarantor shall not make any of the Restricted Investments permitted to be made pursuant to clauses (p) and (q) of the definition of Restricted Investments.
4.9 Loans, Advances and Payments. The Company shall not, directly or indirectly, (i) make any payments to any Person not required by a valid and enforceable contract as in effect on the Effective Date, except in the ordinary course of business, nor (ii) enter into any contract requiring payments to be made by the Company except in the ordinary course of business or as part of the transactions contemplated by this Agreement.
4.10 Restructuring Plan. On or before September 15, 2009, the Company shall deliver to the Noteholders a plan of restructuring, which shall include, but shall not be limited to, liquidity projections and needs, proposed designations and timing of asset dispositions, and any projected capital raises, and on or before September 18, 2009 (but following the delivery of such plan), the Company shall meet with the Noteholders and the Noteholders’ Professionals to discuss such plan.

4.11 Cash Flow Forecast, Other Information, etc. The Company shall prepare and deliver to each of the Noteholders, each in form and detail reasonably satisfactory to the Noteholders,
(a) as soon as available, but not later than 30 days following the Effective Date, a runoff analysis of the Company’s loan portfolio updated as of July 31, including projections to and through the date the Notes are paid in full;
(b) commencing by 4:00 p.m. (Eastern time) on August 18, 2009 and by 4:00 p.m. (Eastern time) each Wednesday thereafter, a cash balance report as of the close of business (Eastern time) on Friday of the previous week;
(c) commencing by 4:00 p.m. (Eastern time) on August 21, 2009 and by 4:00 p.m. (Eastern time) each Friday thereafter, a 13-week rolling cash flow forecast together with a detailed variance report with respect to the previous 13-week rolling cash flow forecast delivered, which shall be in the form attached hereto as Exhibit B;
(d) on the day that is 30 days following the end of each calendar month, draft monthly financial statements including balance sheets, statements of income and statements of shareholders equity, and on the day that is 45 days following the end of each calendar month, final copies of such monthly financial statements; and
(e) such additional information (including information provided by the Company to its other creditors) regarding the assets, liabilities, business and financial condition of the Company, the Guarantor and their respective subsidiaries (and projections relating thereto) as shall be reasonably requested by the Noteholders.
4.12 Amendments to Credit Agreement, etc. Until the termination of any forbearance or waiver period under the Bank Forbearance Agreement, the Company shall not, without the written consent of the Required Holders, except as contemplated by the Bank Forbearance Agreement, enter into any amendment of, or modification or supplement to, the Credit Agreement, the Bank Forbearance Agreement, or any related agreements, or enter into any other agreements with any of the Lenders or the Bank Agent with respect to the Credit Agreement or the Bank Forbearance Agreement, that would have the direct or indirect effect of any of the following: shortening the date of maturity of any loan or note, increasing the stated principal amount of any loan or note or adding to such amounts, adding to or making more onerous the conditions for issuing letters of credit, accelerating the time or increasing the amount of payment of principal, interest or other amounts (other than as required in Section 4.4 herein), increasing the interest rate or effective interest rate on any Debt (whether by changing a contractual or default rate, changing a reference or base rate (other than normal fluctuations in such rate as may be contemplated by changes in the reference rates in the Credit Agreement) or by changing an interest rate spread above a reference rate), increasing the amount of or imposing additional fees or costs, or adding covenants or other restrictions or making more onerous existing covenants.
4.13 No Fees, etc. None of the Company, its Subsidiaries, the Guarantor or their respective subsidiaries or affiliates has paid or will pay, directly or indirectly, any work fee, administrative agent’s fee or any other fee, charge, increased interest, premium or other consideration to, or has given or will give any additional security or collateral to, or has shortened or will shorten the maturity or average life of any Debt or permanently reduced any borrowing capacity in favor of or for the benefit of, any creditor of the Company, any creditor of any Affiliate or any agent acting for or on behalf of any such creditors with respect to the Credit Agreement in connection with or as an inducement to enter into the Bank Forbearance Agreement or similar agreement, other than (a) the fees and payments described in the Bank Forbearance Agreement (including any fees to counsel and financial advisors) and the forbearance fee described in Section 5.5 below and (b) as permitted in Section 4.4 herein, in each case payable under the terms of, and as disclosed in, the Bank Forbearance Agreement.

4.14 Meetings. The Company, the Guarantor and their respective senior management and advisors shall make themselves available for such periodic meetings as the Noteholders or the Noteholders’ Professionals may reasonably request, to take place at mutually convenient times, in person or by telephone with representatives of the Noteholders, the Noteholders’ Financial Advisor, Special Counsel and any financial or other advisor or consultant to the Company and Guarantor, to discuss the Company’s and the Guarantor’s business operations and such other matters as such representatives may reasonably request.
4.15 Further Assurances. The Company and the Guarantor will cooperate with the Noteholders and execute such further instruments and documents as the Noteholders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement.
SECTION 5. CONDITIONS PRECEDENT.
The forbearance granted in Section 2.1 shall not become effective unless all of the following conditions precedent shall have been satisfied (the date of such satisfaction being herein referred to as the “Effective Date”):
5.1 Execution and Delivery of this Agreement. Each Noteholder shall have received a counterpart of this Agreement, duly executed and delivered by each of the Company, the Guarantor and the Noteholders.
5.2 Execution and Delivery of Bank Forbearance Agreement. A true and correct copy of the Bank Forbearance Agreement shall have been provided to the Noteholders and shall be in full force and effect simultaneously with the effectiveness of this Agreement.
5.3 No Default; Representations and Warranties True. The warranties and representations set forth in Section 3 shall be true and correct in all material respects on the Effective Date and no Default or Event of Default shall exist other than the Specified Defaults.
5.4 Proceedings Satisfactory. All documents executed and delivered, and actions and proceedings taken, in connection with this Agreement shall be reasonably satisfactory to the Noteholders and Special Counsel. The Noteholders and Special Counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, in form and substance reasonably satisfactory to each of them.

5.5 Payment of Interest, Fees and Expenses. The Company shall have paid:
(a) pro rata to each Noteholder, in consideration of the agreements of such Noteholder contained herein, by wire transfer of immediately available funds, a forbearance fee, in an amount equal to 0.25% of the aggregate outstanding principal amount of the Notes before giving effect to the capitalization of the Yield-Maintenance Amounts set forth in Section 4.2 hereof; such fee shall be deemed earned when paid and shall not be subject to recovery or repayment in the event this Agreement is terminated or rescinded for any reason; and
(b) the reasonable and documented fees and expenses of the Noteholders (including without limitation, the retainers of Special Counsel and the Noteholders’ Financial Advisor and the reasonable and documented fees and expenses of Special Counsel incurred prior to the Effective Date) that have been presented to the Company at least three (3) Business Days prior to the Effective Date by wire transfer of immediately available funds.
SECTION 6. NO PREJUDICE OR WAIVER; REAFFIRMATION.
6.1 No Prejudice or Waiver. Except as provided herein, the terms of this Agreement shall not operate as a waiver by the Noteholders of, or otherwise prejudice the Noteholders’ rights, remedies or powers under, any other agreement or document (including, without limitation, the Transaction Documents) or applicable law. Except as expressly provided herein:
(a) no terms and provisions of any agreement are modified or changed by this Agreement; and
(b) the terms and provisions of the Transaction Documents shall continue in full force and effect.
6.2 Reaffirmation of Outstanding Obligations, Ratification, etc.
(a) The Company and the Guarantor, as applicable, hereby adopts again, ratifies and confirms in all respects, as its own act and deed, the Transaction Documents and acknowledges (i) that all such instruments and documents shall continue in full force and effect and (ii) that as of the Effective Date, it has no claim or cause of action against any Noteholder (or any of its respective directors, trustees, officers, employees or agents) or any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to any Noteholder nor does it have any intention of bringing any such claim or cause of action against any Noteholder in respect of the foregoing.
(b) This Agreement shall not, under the law of any jurisdiction whatsoever, be deemed to be or be construed as a novation of the respective rights and obligations of the parties hereto under the Transaction Documents.
6.3 Breach of Agreement. Each of the Company and the Guarantor acknowledges and agrees that its failure to perform any of the provisions of this Agreement or the breach, in any material respect, of any representation, warranty or covenant in this Agreement shall constitute an immediate Event of Default under the Note Agreement and a Forbearance Termination Event.

SECTION 7. MISCELLANEOUS.
7.1 Successors and Assigns. This Agreement shall be binding upon and enforceable by and against the parties hereto and their respective successors and assigns.
7.2 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
7.3 Duplicate Originals; Facsimile Signatures. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original. Execution of this Agreement by any of the parties may be evidenced by way of a faxed or electronic transmission of such party’s signature and such faxed or electronic signature shall be deemed to constitute the original signature of such party to this Agreement and shall be admissible into evidence for all purposes.
7.4 Waivers and Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the Company, the Guarantor and the Required Holders.
7.5 Section Headings. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.
7.6 Survival. All warranties, representations, certifications and covenants made by or on behalf of the Company, the Guarantor and/or any of their respective subsidiaries herein or in any certificate or other instrument delivered pursuant hereto shall be considered to have been relied upon by the Noteholders and shall survive the execution of this Agreement, regardless of any investigation made by or on behalf of the Noteholders. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company, the Guarantor and/or their respective subsidiaries, as the case may be, hereunder.
7.7 No Third Party Beneficiaries. This Agreement shall be solely for the benefit of the parties hereto and their respective successors and assigns. No person not a party hereto, including, without limitation, any other creditor of the Company, the Guarantor or any of their respective subsidiaries, shall have any rights under, or as a result of the existence of, this Agreement.

7.8 Waiver and Release. For and in consideration of the agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company and the Guarantor, on its own behalf, and to the extent that it is lawfully able to do so, on behalf of its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, trustees, shareholders, employees, contractors and attorneys, and the predecessors, heirs, successors, and assigns of each of them (collectively referred to in this Section 7.8 as the “Releasors”) do hereby jointly and severally fully RELEASE, REMISE, ACQUIT, IRREVOCABLY WAIVE and FOREVER DISCHARGE each of the Noteholders, together with their respective predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, trustees, shareholders, employees, contractors and professionals (including, without limitation, the Noteholders’ Professionals), and the predecessors, heirs, successors and assigns of each of them (the Noteholders and all of the foregoing being collectively referred to in this Section as the “Released Parties”), from and with respect to any and all Claims (as defined below).
As used in this Section 7.8, the term “Claims” shall mean and include any and all, and all manner of, action and actions, cause and causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses to payment, agreements, promises, notes, bonds, bills, covenants, losses, damages, judgments, executions and demands of whatever nature, known or unknown, whether in contract, in tort or otherwise, at law or in equity, for money damages or dues, recovery of property, or specific performance, or any other redress or recompense which have accrued, may have been had, or may be now possessed by or on behalf of any one or more of the Releasors against any one or more of the Released Parties for, upon, by reason of, on account of, or arising from or out of, or by virtue of, any transaction, event or occurrence, duty or obligation, indemnification, agreement, promise, warranty, covenant or representation, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of federal or state securities laws or the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, usury, conspiracy, wrongful acceleration of any indebtedness, wrongful foreclosure or attempt to foreclose on any collateral relating to any indebtedness, action or inaction, relationship or activity, service rendered, matter, cause or thing, whatsoever, express or implied, transpiring, entered into, created or existing from the beginning of time to the date of the execution of this Agreement in respect of the Notes, the Note Agreement or any other Transaction Document, and shall include, but not be limited to, any and all Claims in connection with, as a result of, by reason of, or in any way related to or arising from the existence of any relationships or communications by and between the Releasors and the Released Parties with respect to the Notes, the Note Agreement, the other Transaction Documents and all agreements, documents and instruments related thereto, as presently constituted and as the same may from time to time be amended.

Each of the Company and the Guarantor hereby represents and warrants to the Released Parties that:
(a) it has the full right, power, and authority to execute and deliver this Agreement containing this Section 7.8 without the necessity of obtaining the consent of any other party;
(b) it has received independent legal advice from attorneys of its choice with respect to the advisability of granting the release provided herein, and with respect to the advisability of executing this Agreement containing this Section 7.8;
(c) it has not relied upon any statements, representations or promises of any of the Released Parties in executing this Agreement containing this Section 7.8, or in granting the release provided herein;
(d) it has not entered into any other agreements or understandings relating to the Claims;
(e) the terms of this Section 7.8 are contractual, not a mere recital, and are the result of negotiation among all the parties; and
(f) this Section 7.8 has been carefully read by, and the contents hereof are known and understood by, and it is signed freely by, each of the Company and the Guarantor.
Each of the Company and the Guarantor covenants and agrees not to bring any claim, action, suit or proceeding regarding or related in any manner to the matters released hereby, and each of the Company and the Guarantor further covenants and agrees that this Section 7.8 is a bar to any such claim, action, suit or proceeding.
All prior discussions and negotiations regarding the Claims have been and are merged and integrated into, and are superseded by, this Section 7.8. Each of the Company and the Guarantor acknowledges that no representation or warranty of any kind or character has been made to the Company or the Guarantor by any one or more of the Released Parties or any agent, representative or attorney of the Released Parties to induce the execution of this Agreement containing this Section 7.8. Each of the Company and the Guarantor understands, agrees and expressly assumes the risk of any fact not recited, contained or embodied in this Section 7.8 which may hereafter turn out to be other than, different from, or contrary to, the facts now known to the Company or the Guarantor or believed by the Company or the Guarantor to be true, and further agrees that this Section 7.8 shall not be subject to termination, modification, or rescission, by reason of any such difference in facts.
7.9 Acknowledgement. Each of the Company and the Guarantor acknowledges that (a) except as expressly set forth herein, none of the Noteholders has agreed to (and none has any obligation whatsoever to discuss, negotiate or agree to) any other restructuring, modification, amendment, waiver or forbearance with respect to the Notes, the Note Agreement, the Guaranty Agreement or any other Transaction Document; (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Notes, the Note Agreement, the Guaranty Agreement or any other Transaction Document shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each party hereto; (c) the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of any Noteholder with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Note Agreement, the Notes, the Guaranty Agreement or any other Transaction Document; and (d) the Noteholders have heretofore properly performed and satisfied in a timely manner all of their respective obligations, if any, to the Company and the Guarantor, under any of the Note Agreement, the Notes, the Guaranty Agreement and each other Transaction Document.

7.10 Indemnification. Each of the Company and the Guarantor, jointly and severally, agrees to indemnify each of the Noteholders and their affiliates, and their respective representatives, affiliates, directors, officers, trustees, employees, agents and professionals (including, without limitation, the Noteholders’ Professionals) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation, litigation or other proceedings) relating to, or in connection with, this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the person to be indemnified). Without limiting the generality of the foregoing, each of the Company and the Guarantor, jointly and severally, agrees to pay currently the expenses reasonably and necessarily incurred by the Noteholders relating to any such investigation, litigation or other proceedings (including, without limitation, the fees and expenses of legal counsel) in advance of the final disposition thereof, unless a court of competent jurisdiction finally determines that neither the Company nor the Guarantor is obligated to provide such current payment in respect of such investigation, litigation or proceeding.
7.11 Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitation in respect of the Note Agreement and the other Transaction Documents are tolled as of the Effective Date and shall continue to be tolled and shall not begin running until the Forbearance Termination Date.
7.12 Notices. All notices and communications to the Company and the Noteholders shall be sent to the addresses and in the manner specified in the Note Agreement. A copy of all notices and communications to any Noteholder shall simultaneously be delivered to:

Bingham McCutchen LLP
One State Street
Hartford, Connecticut 06103
Attention:	Scott Falk
Phone:	860.240.2763
Fax:	860.240.2800
E-mail:	scott.falk@bingham.com

7.13 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership or limited liability company in which such Person is a general partner or managing member, as applicable.
7.14 Entire Agreement. This Agreement and the Transaction Documents, as amended to the date hereof, embody the entire agreement and understanding among the Noteholders, the Company and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.
7.15 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Remainder of page intentionally left blank. Next page is signature page.]

Accepted and Agreed: NATIONAL CONSUMER COOPERATIVE BANK
By:
Name:
Title:

NCB FINANCIAL CORPORATION
By:
Name:
Title:

[Signature Page to Forbearance Agreement]

[NAME OF EACH NOTEHOLDER]
By:
Name:
Title:

[Signature Page to Forbearance Agreement]

SCHEDULE 3.1
LIST OF SUBSIDIARIES, AFFILIATES, ETC.
[Schedule 3.1]

SCHEDULE 3.9
Letters of Credit
Schedule 3.9-1

SCHEDULE 3.10(a)
Debt
As of [July 31], 2009
Schedule 3.10(a)-1

SCHEDULE 3.10(b)
Existing Liens
As of [July 31], 2009
Schedule 3.10(b)-1

EXHIBIT A
BANK FORBEARANCE AGREEMENT
See attached.

EXHIBIT B
FORM OF 13-WEEK ROLLING CASH FLOW FORECAST
See attached.